Exhibit 99.1

News Release
Dennis S. Hudson, III
Chairman and Chief Executive Officer
Seacoast Banking Corporation of Florida
(772) 288-6085
William R. Hahl
Executive Vice President/
Chief Financial Officer
(772) 221-2825
FOR IMMEDIATE RELEASE
Seacoast Updates Transaction with CapGen Financial Partners
August 12, 2009
Stuart, Florida
     Seacoast Banking Corporation of Florida (the “Company”) (Nasdaq: SBCF), a bank holding company whose principal subsidiary is Seacoast National Bank, today announced that CapGen Financial Partner’s (“CapGen”) previously announced proposed purchase of 6,000,000 shares of the Company’s common stock will be made separate from the public offering (the “CapGen Offering”). CapGen’s designated affiliate intends to purchase shares of Company common stock at the same price at which shares are offered to the public in the Company’s previously announced offering (the “Underwritten Offering”) at a price up to $2.50 per share. CapGen has completed its diligence of the Company, and the letter of intent with CapGen is subject to the execution and delivery of a definitive stock purchase agreement. The closing of the CapGen Offering is contingent upon CapGen receiving the necessary regulatory approvals, the closing of the Company’s Underwritten Offering and to any approvals required of Company shareholders, if any. Upon the closing of the CapGen Offering, CapGen will be entitled to appoint one director to our board of directors. We have also agreed to grant preemptive rights with respect to further offerings of our common stock for a period of 24 months. The board seat and preemptive rights are subject to CapGen retaining ownership of all shares purchased in the CapGen Offering. The Company also announced that its previously commenced Underwritten Offering remains at 28,500,000 shares of common stock. The two offerings have an aggregate of 34,500,000 shares, not including the overallotment option granted to the underwriters in the Underwritten Offering.
     On August 12, 2009, we orally agreed with CapGen to consummate the CapGen Offering as a private placement rather than a registered offering and in connection therewith, we also granted CapGen registration rights with respect to the six million shares. The terms of the letter of intent relating to the CapGen Offering remain otherwise unchanged.
P.O. Box 9021 • Stuart, Florida 34995-9012
772/287-4000 • 772/288-6012

     Sandler O’Neill & Partners, L.P. is acting as the lead book-running manager, and Fox-Pitt Kelton Cochran Caronia Waller is acting as the co-manager for the Underwritten Offering. Fox-Pitt Kelton Cochran Caronia Waller is acting as the exclusive placement agent for the CapGen Offering.
     The Company intends to grant the underwriters in the Underwritten Offering an option to purchase up to an additional 4,275,000 shares sold to cover over-allotments, if any. The Company expects to use the net proceeds from these offerings for general corporate purposes and to add capital to Seacoast National Bank.
     A registration statement relating to the securities offered in the Underwritten Offering has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The registration statement on Form S-1 may be accessed through the SEC’s website at www.sec.gov. Alternatively, copies of the prospectus relating to the Underwritten Offering may be obtained from Sandler O’Neill & Partners, L.P., 919 Third Avenue, 6th Floor, New York, NY 10022, or toll free at 866-805-4128; and copies of the prospectus for the Underwritten Offering may be obtained from Fox-Pitt Kelton Cochran Caronia Waller at 420 Fifth Ave., 5th Floor, New York, NY 10018, by telephone at 212-857-6212 or by fax at 212-849-0582.
     Seacoast Banking Corporation of Florida has approximately $2.1 billion in assets. It is one of the largest independent commercial banking organizations in Florida, and is headquartered on Florida’s Treasure Coast.

Cautionary Notice Regarding Forward-Looking Statements
     Certain of the statements made herein regarding the proposed purchase of shares of Company common stock by an affiliate of CapGen are “forward-looking statements,” within the meaning and protections of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.
     Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance, capital, ownership or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The proposed CapGen investment described above is currently nonbinding, is subject to the execution of a definitive stock purchase agreement with CapGen and its designated affiliate, the SEC declaring our registration statement effective in connection with the pricing of our Underwritten Offering, the closing of our Underwritten Offering, and to prior regulatory and shareholder (if any) approvals. Many of these are not within our control.
     All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target” and other similar words and expressions of the future.
     All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K/A for the year ended December 31, 2008 and in our quarterly report on Form 10-Q for the period ending June 30, 2009 under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors,” and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.
     We have no obligation and do not undertake to update, revise or correct any of the forward-looking statements after the date hereof, or after the respective dates on which any such statements otherwise are made.